Exhibit 10.3

NON-DISCLOSURE AGREEMENT

The undersigned (the “Director”), being a member of the Board of Directors of Perceptron, Inc., a Michigan corporation (the “Company”), may be provided certain information and data in connection with serving as a director of the Company which the Company wishes to keep confidential, including, but not limited to, information (whether furnished in writing or electronic format or orally) regarding the Company’s governance, board of directors, management, plans, strategies, business, finances or operations, including information relating to financial statements, evaluations, plans, programs, customers, plants, equipment and other assets, products, processes, manufacturing, marketing, research and development, know-how and technology, intellectual property and trade secrets and information which the Company has obtained from third parties and with respect to which the Company is obligated to maintain confidentiality (collectively, “Confidential Information”). Except as provided in this Agreement, the Director will not (i) disclose any Confidential Information in any manner whatsoever or (ii) use any Confidential Information other than in connection with serving as a director of the Company, without securing the prior written consent of the Company.

Nothing contained in this Agreement shall prevent the Director from privately disclosing Confidential Information to (i) officers, directors, accountants and counsel for the Company or (ii) the Director’s legal counsel (“Director Representative”) who need to know such information for the sole purpose of advising the Director on his actions as a director of the Company; provided however, that the Director shall not disclose Confidential Information to the extent such disclosure would be reasonably likely to constitute waiver of the attorney-client privilege between the Company and its counsel or the Company’s attorney work product privilege. Any Director Representative shall only be provided Confidential Information by the Director to the extent that they are informed of the confidential nature of the Confidential Information and agree or are otherwise obligated to keep such information confidential and to restrict the use of such confidential information in accordance with the terms of this Agreement. Prior to the disclosure of Confidential Information from the Director or the Director Representatives who will receive Confidential Information shall agree in writing to keep the Confidential Information confidential, to restrict the use of Confidential Information in accordance with the terms of this Agreement, to be bound by this Agreement on the same terms as the Director and to permit the Company to enforce such agreement, and a copy of such writing executed by the Director Representatives who will receive Confidential Information shall be delivered to the Company.

The term “Confidential Information” shall not include information which (a) is at the time of disclosure or thereafter becomes generally available to the public other than as a result of a disclosure by the Director or a Director Representative in violation of this Agreement; (b) was, prior to disclosure by the Company, already in the possession of the Director or a Director Representative, provided that the source of such information was, to such person’s knowledge after reasonable inquiry, not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company; (c) becomes available to the Director or a Director Representative on a non-confidential basis from a source (other than the Company, a Company affiliate or a Company agent, representative, attorney, advisor, director, officer or employee (collectively, the “Company Representatives”)) that is, to such person’s knowledge after reasonable inquiry, not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company, and is not, to such person’s knowledge after reasonable inquiry, under an obligation to the Company not to transmit the information to such person; or (d) was independently developed by the Director or a Director Representative without reference to or use of the Confidential Information.

The Director is aware, and will advise any Director Representative who is informed of the matters that are the subject of this Agreement, that the Confidential Information may constitute material, non-public information and of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from a publicly traded company and on the communication of such information to any other person who may purchase or sell such securities in reliance upon such information. The Director or any Director Representative to whom the Director transmits Confidential Information under this Agreement will comply with all applicable federal and state securities laws in connection with the purchase or sale, directly or indirectly, of securities of the Company or any other entity of which the Director is provided material non-public information in his capacity as a director of the Company for as long as the Director or any Director Representative are in possession of material non-public information about the Company or such other entity. The Director and the Company acknowledge that none of the provisions hereto shall in any way limit the Director’s activities in the ordinary course of his businesses if such activities will not violate applicable securities laws or the obligations specifically agreed to under this Agreement.

The Director or any Director Representative to whom the Director transmits Confidential Information under this Agreement acknowledges that none of the Company, any Company affiliate or any Company Representative makes any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information. None of the Company, any Company affiliate or any Company Representative shall have any liability to the Director or any Director Representative hereunder relating to or resulting from the use of the Confidential Information by the Director or any Director Representative or any errors in or omissions from the Confidential Information.

In the event that the Director or any Director Representative is requested in any proceeding or governmental inquiry to disclose any Confidential Information, the Director will give the Company prompt written notice, to the extent not legally prohibited, of such request so that the Company may seek an appropriate protective order or waive compliance with the applicable provisions of this Agreement. If the Company seeks a protective order, the Director agrees to provide such cooperation as the Company shall reasonably request and in no event will they oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of Confidential Information or to obtain reliable assurance that confidential treatment will be afforded to the Confidential Information. If in the absence of a protective order, the Director or any Director Representative, based upon the advice of counsel, is legally required to disclose Confidential Information, or if the Company waives compliance with this Agreement, such person or entity may disclose without liability under this Agreement such portion of the Confidential Information which counsel advises that the Director or any Director Representative is legally required to disclose if the recipient of such Confidential Information is informed of this Agreement and the confidential nature of such Confidential Information. For the avoidance of doubt, there shall be no legal requirement applicable to the Director to disclose any Confidential Information solely by virtue of the fact that, absent such disclosure, such parties would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Company’s securities.

The Director agrees that in the event of a breach of this Agreement, monetary damages alone may be inadequate, and the Company shall be entitled to seek injunctive or other equitable relief to prevent breaches of this Agreement in addition to any and all other remedies that may be available to the Company.

This Agreement may not be amended except in writing signed by all the parties hereto. No failure or delay by either party in exercising any right hereunder or any partial exercise thereof shall operate as a waiver thereof or preclude any other or further exercise of any right hereunder.

The provisions of this Agreement relating to confidentiality shall terminate one (1) year after the Director ceases to be a director of the Company, except that any Confidential Information constituting trade secrets of the Company (as defined in 18 U.S.C. § 1839(3)) shall be kept confidential in accordance with the obligations of this Agreement for such longer time as such information constitutes a trade secret of the Company. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

This Agreement shall be governed by the laws of the state of Michigan, without giving effect to any conflicts of laws principles thereof, and shall be binding on each party’s successors and assigns.

All Confidential Information shall remain the property of the Company and the Director shall not by virtue of any disclosure of or use of any Confidential Information acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which the Director is no longer a director of the Company, upon the request of the Company for any reason, the Director promptly return to the Company or destroy all hard copies of the Confidential Information and use reasonable best efforts to permanently erase or delete all electronic copies of the Confidential Information in the possession or control of the Director. Notwithstanding anything to the contrary contained in this paragraph, the Director shall be permitted to retain such Confidential Information as is necessary to enable them to comply with any applicable document retention requirements under applicable law or regulation or its internal compliance procedures, and to retain any computer records and computer files containing any Confidential Information if required pursuant to their respective current automatic archiving and backup procedures; provided, however, that such retention shall be solely for legal, regulatory or archival purposes, as the case may be, and the provisions of this Agreement shall continue as to such information as long as it is retained by such person irrespective of the termination provisions set forth above.

The Director agrees to be bound by the terms and conditions of the Standstill Agreement, dated August 9, 2016, by and between the Company, Harbert Discovery Fund LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors, Inc. and Harbert Management Corporation, by executing and delivering to the Company a Joinder Agreement in the form attached to this Agreement as Exhibit A.

Acceptance of the above terms shall be indicated by having this letter countersigned by the Director.

Sincerely,

PERCEPTRON, INC.

By:	/s/ W. Richard Marz
Name: W. Richard Marz
Title: Chairman of the Board, President and Chief Executive Officer

Received and consented to this 9th day of
August, 2016

/s/ William C. Taylor
William C. Taylor

Exhibit A

JOINDER AGREEMENT

This Joinder Agreement (the “Agreement”), dated as of August 9, 2016, is delivered pursuant to the Non-Disclosure Agreement (the “Confidentiality Agreement”), dated August 9, 2016, by and between Perceptron, Inc. (the “Company”) and the undersigned. Capitalized terms not otherwise defined herein have the meaning set forth in the Standstill Agreement (the “Standstill Agreement”), dated August 9, 2016, by and between the Company, Harbert Discovery Fund LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors, Inc., and Harbert Management Corporation, a copy of which is attached to this Agreement as Exhibit A.

The undersigned wishes to be elected as a Director. As a condition precedent to being elected as Director, the undersigned is required to become a party to the Standstill Agreement.

By executing and delivering this Agreement, the undersigned hereby becomes a party to the Standstill Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Standstill Agreement as though an original party to such agreement and shall be deemed a Holders Director for all purposes of such agreement.

William C. Taylor